EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors

New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51988, and 333-32881) on Form S-8 and the registration statements (Nos. 333-188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333-166080, 333-210919, 333-210917, and 333-218358) on Form S-3 of New York Community Bancorp, Inc. of our reports dated February 28, 2019, with respect to the consolidated statements of condition of New York Community Bancorp, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”) and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of New York Community Bancorp, Inc.

New York, New York

February 28, 2019

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